EXHIBIT NO. 2


                            STOCK EXCHANGE AGREEMENT
                                       AND
                               PLAN OF ACQUISITION

         THIS STOCK EXCHANGE AGREEMENT AND PLAN OF ACQUISITION ("Agreement") is entered into this 30th day of March 1999 by and between AR Associates, Inc., a Nevada corporation ("AR"), and Ultra Clear Manufacturing & Distributing Limited, a corporation organized under the laws of British Columbia, Canada ("Ultra Clear") (AR and Ultra Clear may be individually or collectively as referred to as a "Party" or the "Parties").

Recitals
         WHEREAS, AR seeks a business entity with which to merge and Ultra Clear seeks to merge with a company whose securities have been approved for trading by the National Association of Securities Dealers, Inc. ("NASD").

         WHEREAS, the Parties desire to effect AR's acquisition of Ultra Clear by receiving all of the outstanding shares of Ultra Clear in exchange for ten
(10) shares of AR, thus making Ultra Clear a wholly owned subsidiary of AR.

                                    Agreement

         NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:


1. Acquisition. In accordance with the provisions of this Agreement, the British Columbia Company Act and the Nevada Revised Statutes, Ultra Clear shall be acquired by AR (the "Acquisition") and become a wholly owned subsidiary of AR. Ultra Clear shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the closing and effectiveness of the Acquisition. The Acquisition shall be accomplished by the exchange and transfer of shares as outlined below.

2. Exchange of Shares. Subject to all the terms and conditions of this Agreement, all of the 5,644,546 outstanding shares of common stock in Ultra Clear, no par value (the "Ultra Clear Stock"), shall be exchanged and transferred from the holders of such stock ("Ultra Clear Shareholders") to AR. In exchange for the Ultra Clear Stock, AR shall issue to each Ultra Clear Shareholder listed on Ultra Clear's books and records as of Closing ten (10) shares of common stock in AR, par value $0.001 (the "AR Common Stock"), for every one (1) share of Ultra Clear Stock owned. Therefore, the Ultra Clear Shareholders shall collectively receive a total of 56,445,460 shares of AR Common Stock. As soon as practicable, on or after the effective date of the Acquisition, the
         Ultra Clear Shareholders or their nominee(s) shall surrender the certificates representing the Ultra Clear Stock to AR's stock transfer agent, Signature Stock Transfer, Inc. Upon delivery of the certificates together with an assignment in blank, the Ultra Clear Shareholders will receive certificates for the AR Common Stock. When issued and transferred to the Ultra Clear Shareholders, the AR Common Stock shall be fully paid and non-assessable.

         a. The current officers and directors of Ultra Clear shall remain the officers and directors of Ultra Clear after the Acquisition. Upon the effectiveness of the Articles of Exchange filed with the Nevada Secretary of State, the Ultra Clear Shareholders shall appoint officers and directors of AR, or allow those serving as such to continue until successors are appointed.

         b. The Articles of Incorporation and Bylaws of AR in effect immediately prior to the Acquisition will remain as such after the Acquisition, without any modification or amendment as a result of the Acquisition.

3. Exemption from Registration. The Parties hereto intend that the exchange of shares be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. All shares transferred and acquired hereunder shall be `restricted securities' as such phrase is defined in the Act.

4. Warranties and Representations of Ultra Clear In order to induce AR to enter into this Agreement and to complete the transaction contemplated hereby, Ultra Clear warrants and represents to AR that:

         a. Organization and Standing. Ultra Clear is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia, Canada. It is also qualified to do business in every other state or jurisdiction in which it operates and to own and operate its assets, properties and business in such states or jurisdictions.

         b. Capitalization. As of Closing, 100,000,000 shares of Ultra Clear Stock, no par value, are authorized for issuance by
                  Ultra Clear, of which 5,644,546 shares of Common Stock are issued and outstanding. No other voting or equity securities are authorized or issued, nor are any authorized or issued securities convertible into voting stock. Ultra Clear does not have any outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Ultra Clear is bound, calling for the issuance of any additional shares of Common Stock or any other voting or equity security. The Ultra Clear Stock constitutes 100% of the outstanding equity capital of Ultra Clear and such stock constitutes 100% of Ultra Clear's voting power, representing the exclusive right to receive dividends, when, and if, declared and paid, and the exclusive right to receive the proceeds of liquidation attributable to Ultra Clear Stock, if any. From the date hereof, and until the Closing Date, no dividends or distributions of capital, surplus, or profits shall be paid or declared by Ultra Clear in redemption of their outstanding shares or otherwise. Except as described herein no additional shares shall be issued in connection with this Acquisition by Ultra Clear.

         c. No Pending Actions. To the best of Ultra Clear's knowledge, after diligent inquiry, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened against or affecting Ultra Clear or its subsidiaries, or against any of the officers or directors therewith that arise out of their operation of Ultra Clear and its subsidiaries, nor is Ultra Clear or its subsidiaries in material violation of any federal or state law, ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, services or securities. Ultra Clear is not an investment company, as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940.

         d. Conduct of Business. Ultra Clear represents that it shall not materially change the normal course of its business operations prior to Closing. Ultra Clear shall not amend its Articles of Incorporation or Memorandum (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly_funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long_term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of AR, not to be unreasonably withheld.

         e. Authority, No Conflict. This Agreement constitutes the legal, valid, and binding obligation of Ultra Clear, enforceable against Ultra Clear in accordance with its terms. Ultra Clear has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution or delivery of this Agreement nor the consummation or performance of the Acquisition will contravene, conflict with, or result in a violation of any Ultra Clear organizational document, or any external restraint, ruling, agreement or judgment relating to Ultra Clear.

5. Warranties and Representations of AR. In order to induce Ultra Clear to enter into this Agreement and to complete the transaction contemplated herein, AR warrants and represents to Ultra Clear that:

         a. Organization and Standing. AR is a corporation duly organized, validly existing and in good standing under the laws of Nevada. It is also qualified to do business in every other state or jurisdiction in which it operates and to own and operate its assets, properties and business in such states or jurisdictions.

         b. Capitalization. As of Closing, AR shall have authorized for issuance 100,000,000 shares of voting Common Stock, $0.001 par value. As of Closing, AR shall have a total of 4,000,000 shares of its Common Stock issued and outstanding, which shares are validly issued, fully paid and non-assessable. To the best of AR's knowledge, all such issued and outstanding shares were issued pursuant to a valid registration statement under the Act or pursuant to valid exemptions therefrom.

         c. Ownership of Shares. Upon the transfer of the AR Common Stock to the Ultra Clear Shareholders pursuant to this Agreement, the Ultra Clear Shareholders will thereby acquire good and absolute marketable title thereto, and will be subject to the resale terms as set forth herein. Such securities shall be subject to restrictions imposed by the Act, and applicable state Blue Sky laws due to lack of registration with any federal or state securities commissions or authorities.

         d. No Pending Actions. To the best of AR's knowledge, after diligent inquiry, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened against or affecting AR, or against any of AR's officers or directors that arise out of their operation of AR, nor is AR in violation of any federal or state law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, services or securities. AR is not an investment company, as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940.

         e. Authority, No Conflict. This Agreement constitutes the legal, valid, and binding obligation of AR, enforceable against AR in accordance with its terms. AR has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution or delivery of this Agreement nor the consummation or performance of the Acquisition will contravene, conflict with, or result in a violation of any AR organizational document, or any external restraint, ruling, agreement or judgment relating to AR.

6. No Misleading Statements or Omissions. Neither this Agreement nor any Schedule or Documents attached hereto or presented to AR by Ultra Clear or to Ultra Clear by AR in connection with this Agreement or the Acquisition, contains any materially misleading statement, or omits any fact of statement necessary to make the other statements or facts therein set forth not materially misleading.

7. Validity of this Agreement. By Closing, all corporate and other proceedings required to be taken by Ultra Clear and AR in order to enter into and to carry out this Agreement shall have been duly and properly taken. Upon execution, this Agreement shall constitute the valid, binding and enforceable obligations of the Parties and shall inure to the benefit of the heirs, executors, administrators and assigns of the Ultra Clear Shareholders and upon the successors and assigns of AR, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and these stated terms shall not result in the breach of any of the terms or conditions of, or constitute a default under or violate the Parties' Articles of Incorporation thereto or any similar document of undertaking, oral or written, to which the Parties are a party to or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by the Parties can continue to be so conducted after completion of the transaction contemplated hereby, with Ultra Clear as a wholly-owned subsidiary of AR.

8. Access to Books and Records. During the course of the Acquisition through Closing, AR and Ultra Clear agree to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed Acquisition. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement and the Acquisition, any information or documentation obtained in connection with any such investigation.

9. Survival; Indemnification. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and Closing. Each of the Parties (as an "Indemnifying Party") hereby agree, jointly and severally, to indemnify, defend, and hold the other Party (as an "Indemnified Party") harmless from and against any damage, loss liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by the Indemnifying Party.

10. Restricted Shares; Legend. The 56,445,460 shares of AR Common Stock to be issued to the Ultra Clear Shareholders will be issued pursuant to exemptions from registration and therefore shall be "restricted securities" as defined in the Act; and each stock certificate issued to such recipients hereunder will bear a restrictive legend substantially as follows:

                  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold or otherwise transferred unless in compliance with the registration provisions of such Act and state laws or unless availability of an exemption from such registration provisions has been established.

         Appropriate stop transfer instructions regarding such shares shall be given to AR's stock transfer agent, Signature Stock Transfer, Inc.

11. Expenses. Each of the Parties shall bear and pay the costs and expenses they have allocated prior to the execution of the Agreement and that they shall bear and pay the costs incurred by them or on their behalf in connection with the consummation of this Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

12. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place as soon as all Parties have supplied the required documents and obtained the required approvals as discussed herein. Closing shall take place at such place as the Parties hereto shall agree upon or by facsimile transmission and overnight delivery service.

13. Deliveries. At or after Closing, each Ultra Clear Shareholder may deliver or surrender a certificate or certificates representing all of such shareholder's Ultra Clear Stock. Upon delivery of such shares, AR will instruct its transfer agent to deliver a certificate evidencing a number of shares of AR Common Stock equal to the number of Ultra Clear shares so surrendered.

14. Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

         a. That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time;

         b. That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

15. Termination. This Agreement may be terminated at any time before or, at Closing, by:

         a.       The mutual agreement of the Parties;

         b.       Any party if:

                  i.       Any provision of this Agreement applicable to a party
                           shall   be   materially   untrue   or   fail   to  be
                           accomplished; or

                  ii. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

         c. Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

16. Miscellaneous Provisions. This Agreement is the entire agreement between the Parties in respect of the subject matter hereof, and no other agreements exist, written or oral, nor may this Agreement be modified except in writing and executed by all of the Parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

17. Controlling Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the province of British Columbia, Canada, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in British Columbia, Canada. The Parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

18. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail to the Parties at the following addresses:

         a.       If to AR:                  AR Associates, Inc.
                                             Attn: Rich Van Diest, President
                                             P.O. Box 38
                                             Sumas, WA 98295


         b.       If to Ultra Clear:         Ultra Clear Manufacturing &
                                             Distributing Limited
                                             Attn: Wayne Lowes, President
                                             1013 Coutts Way
                                             Abbotsford, B.C. V2S 7M2

19. Finders and Brokers. The Parties agree that neither has utilized any finder or broker in bringing the Parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, the Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transaction contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive Closing and the consummation of the transaction herein contemplated.

20. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the foregoing Agreement, having been duly approved and adopted by the Board of Directors, and duly approved and adopted by the stockholders of the constituent corporations, as required, in the manner provided by the laws of the state of Nevada and province of British Columbia, Canada, the presidents of the Parties do now execute this Agreement under the authority of the directors and stockholders of each.

                                             AR Associates, Inc.
                                             By: /s/ Rich Van Diest
                                             Rich Van Diest,  President

                                             Ultra Clear Manufacturing &
                                             Distributing Limited
                                             By: /s/ Wayne Lowes
                                             Wayne S. Lowes, President